Exhibit 10.6
AMENDMENT NO.3
TO THE WEBSTER BANK
SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
FOR EXECUTIVE OFFICERS

The Webster Bank Supplemental Defined Contribution Plan for Executive Officers, as adopted on October 20, 2008 effective as of October 20, 2008, is hereby amended as follows:

(1)Effective as of February 1, 2022, Article II of the Plan is amended by deleting subsection (i) of Section 2.1(a), and substituting the following in lieu thereof:
"(i)    the Employee is a member of a select group of management or highly compensated employees (as determined by the Board, or a committee delegated by the Board) and is a member of the executive management team of the Bank, the Corporation or a Participating Affiliate;"

(2)Effective as of February 1, 2022, Article II of the Plan is further amended by adding the following paragraph at the end of Section 2.1(a):
"Notwithstanding anything to the contrary in this subsection (a), effective as of February 1, 2022, an individual who becomes an Employee of the Bank or the Corporation as a result of the completion of the mergers described in the Agreement and Plan of Merger by and between Webster Financial Corporation and Sterling Bancorp dated April 18, 2021, shall be eligible to participate in the Plan if such individual meets the requirements of this Section 2.1(a), without regard to such individual's eligibility to participate in the Webster Bank Retirement Savings Plan. With respect to such individuals, any reference to "401(k) Plan" in this Section 2. 1(a) shall be a reference to the Sterling National Bank 401(k) and Profit Sharing Plan."

(3)Effective as of February 1, 2022, Article III of the Plan is amended by adding the following paragraph at the end of Section 3.1(a)(i):
"Notwithstanding anything herein to the contrary, effective as of February 1, 2022, if an individual who becomes an Employee of the Bank or the Corporation as a result of the completion of the mergers described in the Agreement and Plan of Merger by and between Webster Financial Corporation and Sterling Bancorp dated April 18, 2021, becomes eligible to participate in the Plan in accordance with the requirements of Article II, such individual shall be eligible to receive Supplemental Matching Contributions determined in accordance with the provisions of this Article III. With respect to such individuals, any reference to "401(k) Plan" in this Article Ill shall be a reference to the Sterling National Bank 401(k) and Profit Sharing Plan."

(4)All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

Dated this 28 day of September 2022

WEBSTER BANK, NATIONAL ASSOCIATION

/s/ Javier Evans
Chief Human Resources Officer

/s/ Glenn I. MacInnes
Chief Financial Officer

/s/ John R. Ciulla
President & CEO